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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              CITIGROUP CAPITAL XIV
             (Exact Name of Registrant as Specified in Its Charter)


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

                    Delaware                                        20-5127309
    (State of Incorporation or Organization)           (I.R.S. Employer Identification No.)

c/o Citigroup Inc.
399 Park Avenue
New York, New York                                                 10043
(Address of Principal Executive Offices)                         (Zip Code)

If this form relates to the registration of a      If this form relates to the registration of a
class of securities pursuant to Section 12(b)      class of securities pursuant to Section 12(g)
of the Exchange Act and is effective upon          of the Act and is effective pursuant to General
filing pursuant to General Instruction A.(c)       Instruction A.(d) please check
please check the following box.  |X|               the following box.  | |

Securities Act registration statement file number to which this form relates:
333-135163

Securities to be registered pursuant to Section 12(b) of the Act:
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

Title of each class                             Name of Each Exchange on Which
to be so Registered                             Each Class is to be Registered

6.875% Enhanced Trust Preferred Securities      New York Stock Exchange
(Enhanced TRUPS(R))
(and the Guarantee with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     (None)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrants' Securities to be Registered.


     See the information set forth under the headings "Description of the Capital Securities" and "Description of Guarantee" in the Prospectus of the Registrant, as filed with the Securities and Exchange Commission on June 28, 2006, pursuant to Rule 424(b).

Item 2.  Exhibits.

         2.1 Registration Statement on Form S-3 (No. 333-135163) of the Registrant.

         2.2  Certificate of Trust dated June 19, 2006, of Citigroup
              Capital XIV, incorporated by reference to Exhibit 4.02 to the Registrant's Registration Statement on Form S-3 (No. 333-135163).

         2.3 Form of Amended and Restated Declaration of Trust for Citigroup Capital XIV ("Declaration of Trust"), incorporated by reference to Exhibit 4.07 to the Registrant's Registration Statement on Form S-3 (No. 333-135163).

         2.4 Form of Enhanced Trust Preferred Security, included in the Declaration of Trust.

         2.5 Form of Guarantee with respect to the Enhanced Trust Preferred Securities, incorporated by reference to Exhibit 4.13 to the Registrant's Registration Statement on Form S-3 (No. 333-135163).

         2.6 Form of Indenture between Citigroup Inc. and JPMorgan Chase Bank, N.A., as Trustee, providing for the issuance of Junior Subordinated Debt Securities, incorporated by reference to
              Exhibit 4.01 to the Registrant's Registration Statement on Form S-3 (No. 333-135163).

         2.7 Prospectus of the Registrant relating to the offering of the Enhanced Trust Preferred Securities filed with the Securities and Exchange Commission on June 28, 2006, pursuant to Rule 424(b).

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                                   SIGNATURES



     Pursuant to the requirements of Section 12 of the Securities Act of 1934, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 30 , 2006
                                         CITIGROUP CAPITAL XIV


                                         By:  /s/ John Gerspach
                                              ---------------------------------
                                              John Gerspach, as Regular Trustee



                                         CITIGROUP INC.


                                          By: /s/ Charles E. Wainhouse
                                              ---------------------------------
                                              Charles E. Wainhouse,
                                              as Assistant Treasurer

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